UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

Grayscale Bittensor Trust (TAO)

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-56788	99-6506784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Grayscale Investments Sponsors, LLC 290 Harbor Drive, 4th Floor
Stamford, Connecticut		06902
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 668-1427

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Grayscale Bittensor Trust (TAO) Shares	GTAO	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Capitalized terms used but not defined herein have the meanings ascribed to them in the private placement memorandum, or other current offering and disclosure documents, of Grayscale Bittensor Trust (TAO) (the “Trust”), as amended or supplemented from time to time (collectively, the “Offering Documents”).

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2026, Grayscale Investments Sponsors, LLC, the sponsor (the “Sponsor”) of Grayscale Bittensor Trust (TAO), and BitGo Bank & Trust, National Association (“BitGo”), a national banking association chartered under the laws of the United States, entered into a certain amendment (the “BitGo Amendment”) to the Amended and Restated BitGo Custodial Services Agreement, dated as of June 5, 2026, by and among BitGo and the entities listed on Schedule B thereto (as amended, the “BitGo Custodian Agreement”), pursuant to which the Trust became a party to the BitGo Custodian Agreement.

Pursuant to the BitGo Custodian Agreement, BitGo will provide services related to custody and safekeeping of the Trust’s TAO holdings.

BitGo has served, and continues to serve, as a custodian for the Trust’s TAO. As described further in Item 1.02 below, in connection with its entry into the BitGo Custodian Agreement, the Trust’s prior custodial services agreement with BitGo was terminated, and the Trust’s custody arrangements with respect to its TAO holdings are now governed by the BitGo Custodian Agreement.

With respect to the Trust’s TAO held by BitGo, upon Sponsor instruction, BitGo will withdraw from the Trust’s account maintained with BitGo the amount of TAO necessary to pay the Trust's Sponsor's Fee and any Additional Trust Expenses, consistent with the procedures described on pages 29–30 of the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 under “Item 1. Business—Expenses; Sales of TAO—Disposition of TAO, Incidental Rights and/or IR Virtual Currency.” Fees paid to the Custodian are a Sponsor-paid Expense.

Under the BitGo Custodian Agreement, BitGo is required to keep the Trust’s TAO in segregated custodial accounts, controlled and secured by BitGo, and to safekeep all Digital Assets received by BitGo on the Trust’s behalf. Digital Assets held in the Trust’s custodial account are not treated as general assets of BitGo, and BitGo serves as a fiduciary and custodian with respect to such assets, which remain the Trust’s property at all times.

In the event of a fork of the Bittensor blockchain, the BitGo Custodian Agreement provides that BitGo may temporarily suspend its operations and may, in its sole discretion, determine whether to support (or cease supporting) either branch of the forked protocol.

The BitGo Custodian Agreement requires the Trust to indemnify BitGo, its affiliates and service providers, and their respective officers, directors, agents, employees and representatives against certain losses arising from or related to the Trust’s material breach of the BitGo Custodian Agreement, among other things, except where a claim results from BitGo’s gross negligence, fraud or willful misconduct. The BitGo Custodian Agreement also requires BitGo to maintain insurance coverage in such types and amounts as are commercially reasonable for the custodial services provided thereunder.

The foregoing description of the BitGo Custodian Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated BitGo Custodial Services Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the BitGo Amendment thereto, which is filed with this Current Report on Form 8-K as Exhibit 10.2.

Additional Custodian; Custody Services Agreement

On September 29, 2026, the Sponsor, on behalf of the Trust, and Coinbase, Inc. (“Coinbase” or the “Additional Custodian”), for itself and as agent for Coinbase Custody Trust Company, LLC (“Coinbase Custody”) and, as applicable, Coinbase Credit, Inc. (collectively, the “Coinbase Entities”), entered into an amendment (the “Coinbase Amendment”) to the Coinbase Prime Broker Agreement, dated as of October 3, 2025 (as amended, the “Coinbase Prime Broker Agreement”), pursuant to which the Trust became a party to the Coinbase Prime Broker Agreement. The Coinbase Prime Broker Agreement includes the Coinbase Custody Custodial Services Agreement attached thereto as Exhibit A.

Pursuant to the Coinbase Prime Broker Agreement, Coinbase will provide services related to the custody and safekeeping of a portion of the Trust’s TAO holdings.

The Sponsor intends to utilize Coinbase’s services to custody a portion of the Trust’s TAO. The Trust’s existing custody arrangement with BitGo is unaffected by the Trust’s entry into the Coinbase Prime Broker Agreement, and BitGo remains the Trust’s primary custodian. The Sponsor shall, in its sole discretion, determine the amounts of TAO held at either custodian as permitted by the Trust Agreement. At the current time, the Sponsor has not determined the amount of the Trust’s TAO it will move to Coinbase. The addition of Coinbase reflects the Sponsor’s ongoing risk management approach as part of the Trust’s growing size. References to “the Custodian” in the Trust’s Offering Documents, the Trust’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, and other filings with the Securities and Exchange Commission will be deemed to refer to BitGo, Coinbase and/or other custodians, collectively or in their individual capacities, as the context may require.

With respect to the Trust’s TAO held by Coinbase, upon Sponsor instruction, Coinbase will withdraw from the Trust’s accounts maintained with Coinbase the amount of TAO necessary to pay the Trust’s expenses, consistent with the procedures described on pages 29–30 of the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 under “Item 1.

Business—Expenses; Sales of TAO—Disposition of TAO, Incidental Rights and/or IR Virtual Currency.” Fees paid to the Additional Custodian are a Sponsor-paid Expense.

Under the Coinbase Prime Broker Agreement, Coinbase receives the Trust’s TAO for storage in a segregated Custodial Account, and does not commingle such TAO with Digital Assets held for other clients or with Coinbase’s own assets. To the extent any of the Trust’s TAO is allocated to the Vault Balance, transfers of that TAO to the Trust’s Settlement Balance are subject to Coinbase Custody’s standard cold storage withdrawal procedures.

In the event of a fork of the Bittensor Network, the Coinbase Prime Broker Agreement provides that Coinbase may temporarily suspend services, and may, in its sole discretion, determine whether or not to support (or cease supporting) either branch of the forked protocol entirely.

The Coinbase Prime Broker Agreement requires the Trust to indemnify Coinbase, its affiliates, and their respective officers, directors, agents, employees and representatives against certain losses arising from or related to the Trust’s material breach of the Coinbase Prime Broker Agreement, among other things, except where a claim was caused by certain acts of Coinbase. The Coinbase Prime Broker Agreement also requires Coinbase Custody to maintain insurance policies and coverage.

The foregoing description of the Coinbase Prime Broker Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Coinbase Prime Broker Agreement and the Coinbase Amendment, which are filed with this Current Report on Form 8-K as Exhibits 10.3 and 10.4, respectively.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the Trust’s entry into the BitGo Amendment described in Item 1.01 above, on September 30, 2026, the Trust’s prior custodial services agreement with BitGo, dated as of March 12, 2025 (the “Prior BitGo Agreement”), was terminated. The Prior BitGo Agreement had governed the custody and safekeeping of the Trust’s TAO holdings by BitGo prior to the Trust becoming a party to the BitGo Custodian Agreement described in Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated BitGo Custodial Services Agreement, dated as of June 5, 2026, by and between BitGo Bank & Trust, National Association and the entities listed on Schedule B thereto.
10.2

Amendment to the Amended and Restated BitGo Custodial Services Agreement, dated as of September 30, 2026, by and between BitGo Bank & Trust, National Association and the entities listed on Schedule B thereto, adding Grayscale Bittensor Trust (TAO) as a party.

10.3

Coinbase Prime Broker Agreement, dated as of October 3, 2025, by and between Grayscale Investments Sponsors, LLC, Coinbase, Inc., on behalf of itself and as agent for the Coinbase Entities, and Grayscale Investments Sponsors, LLC, on behalf of the Registrant.

10.4

Amendment to the Coinbase Prime Broker Agreement, dated as of September 29, 2026, by and between Coinbase, Inc., on behalf of itself and as agent for the Coinbase Entities, and Grayscale Investments Sponsors, LLC, on behalf of the Registrant, adding Grayscale Bittensor Trust (TAO) as a party.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Grayscale Investments Sponsors, LLC, as Sponsor of Grayscale Bittensor Trust (TAO)

Date:	October 5, 2026	By:	/s/ Kathryn Masci
Name: Kathryn Masci Title: Interim Chief Financial Officer*

* The Registrant is a trust and the identified person signing this report is signing in their capacity as an authorized officer of Grayscale Investments Sponsors, LLC, the Sponsor of the Registrant.